Exhibit 99.1

News

SunTrust

Contact:
Investors	Media
Gary Peacock	Barry Koling
(404) 658-4879	(404) 230-5268

For Immediate Release

January 12, 2004

SunTrust Reports Fourth Quarter and Full-Year 2003 Earnings

Company Says Strong Final Quarter Indicates SunTrust Now “On Track”

For Return To Historical Performance Levels

ATLANTA—SunTrust Banks, Inc. (NYSE: STI) today reported net income for the fourth quarter of 2003 of $342.5 million, up 1% from the fourth quarter of 2002 and up 3% from the third quarter of 2003. Net income per diluted share was $1.21, up 1% from the $1.20 per diluted share earned in the fourth quarter of 2002 and up 10% annualized from this year’s third quarter.

“For much of 2003 we have been saying that SunTrust, although doing relatively well, was poised for an acceleration in performance as the impact of a slow economy and low interest rates recedes. Now it is beginning to happen,” said L. Phillip Humann, SunTrust Chairman, President and Chief Executive Officer. “With strong fourth quarter results, we are winding up 2003 on a much more positive note than when the year began. But that’s not all. Key revenue trends evident in the year’s final quarter, notably a resurgence of net interest income growth coupled with continued solid fee income growth, indicate that SunTrust is now on track to deliver the consistently strong performance for which we historically have been known.”

Mr. Humann cited as “particularly encouraging” the following fourth quarter revenue trends:

•	An 11 basis point improvement in the net interest margin compared with the prior quarter.

•	Total revenues up 12% on an annualized basis from prior quarter.

•	Total revenues less securities gains up 16% on an annualized basis from prior quarter.

•	Net interest income and fee income less securities gains each up 16% on an annualized basis from prior quarter.

For the quarter, reported return on average total assets (ROA) was 1.09%, and return on average total equity (ROE) was 14.40%. Return on average assets less net unrealized gains on securities was 1.11% and return on average realized equity was 17.13%. The Company believes ROA and ROE excluding net unrealized gains of the Company’s securities portfolio are more relevant performance measures due to SunTrust’s ownership of 48 million shares of The Coca-Cola Company.

For the full year 2003, the Company reported net income of $1,332.3 million, up slightly over the $1,331.8 million earned in 2002. Net income per diluted share was $4.73, up 2% from the full year 2002. ROA was 1.09% and ROE was 14.67%. Return on average assets less net unrealized gains on securities was 1.11% and return on average realized equity was 17.54%.

Fully taxable-equivalent net interest income was $877.5 million in the fourth quarter, up 5% from the fourth quarter of 2002 and up 16% annualized from the third quarter of 2003. The net interest margin for the quarter was 3.09%, up 11 basis points from the third quarter of 2003. SunTrust said the improvement in net interest margin illustrates the Company’s reduced vulnerability to a low interest rate environment compared with earlier 2003 quarters. For the full year 2003, fully taxable-equivalent net interest income was $3,365.3 million, up 3% compared to 2002.

Average loans for the fourth quarter were $79.4 billion, up 9% from the fourth quarter of 2002, and average earning assets were $112.7 billion, up 11% from the fourth quarter of 2002. SunTrust noted that excluding the impact of compliance with FASB Interpretation No. 46, which required the consolidation of Three Pillars Funding Corp (Three Pillars), a multi-seller commercial paper conduit, average loans in the fourth quarter were up 6% and average earning assets were up 8% from the fourth quarter of 2002. Average consumer and commercial deposits for the fourth quarter was $70.3 billion, up 4% from the fourth quarter of 2002.

Noninterest income excluding net securities gains was $564.6 million in the quarter, up 16% from the fourth quarter of 2002. Total noninterest income including net securities gains was $584.1 million for the quarter, up 11% from the fourth quarter of 2002. Noninterest income excluding net securities gains represented 39% of total revenue for the fourth quarter of 2003. For the full year 2003, noninterest income excluding net securities gains was $2,179.1 million, up 6% from 2002. For the full year 2003, noninterest income including net securities gains was $2,303.0 million, up 2% from 2002.

Total noninterest expense in the fourth quarter was $884.8 million, up 6% from the fourth quarter of 2002. For the full year of 2003, total noninterest expense was $3,400.6 million, up 6% from the full year of 2002. Noninterest expense excluding the impacts of Lighthouse Financial and the consolidation of certain affordable housing partnerships in the fourth quarter was up 3% from the fourth quarter of 2002.

Net charge-offs in the fourth quarter were $69.8 million or 0.35% of average loans. The provision for loan losses was $70.3 million for the fourth quarter. For the full year of 2003, net charge-offs were 0.41% of average loans compared to 0.59%of average loans for the full year of 2002. The provision for loan losses was $313.6 million, down 33% from the full year of 2002.

Nonperforming assets were $378.1 million at December 31, 2003 or 0.47% of loans, other real estate owned and other repossessed assets, down $85.7 million or 18% from the third quarter end. Nonperforming assets at December 31, 2003 included $351.4 million in nonperforming loans, $16.5 million in other real estate owned and $10.3 million in other repossessed assets. The allowance for loan losses at December 31, 2003 was $941.9 million and represented 1.17% of loans and 268.1% of nonperforming loans. SunTrust’s net charge-off and nonperforming asset levels continue to compare very favorably with the most recently published industry averages.

At December 31, 2003, SunTrust had total assets of $125.4 billion. Equity capital of $9.7 billion represented 7.8% of total assets. Book value per share was $34.52, up 11% from December 31, 2002.

To view the corresponding financial tables and information, please refer to the Investor Relations section located under “About SunTrust” on our Web site at www.suntrust.com. This information may also be directly accessed via the quick link entitled “4th Quarter Earnings Release” located at the lower right hand corner of the SunTrust homepage.

SunTrust management will host a conference call on January 12, 2004 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. by dialing 1-888-822-9863 (Passcode 4Q03; Leader: Gary Peacock.). Individuals calling from outside the United States should dial 1-484-630-1854 (Passcode 4Q03; Leader: Gary Peacock). A replay of the call will be available beginning the afternoon of January 12 by dialing 1-800-945-0819 (domestic) or 1-402-220-3454 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” and may also be accessed directly from the SunTrust home page by clicking on the Earnings related link, “4th Qtr. Earnings Release”, found at the lower right-hand corner of the page. Beginning the afternoon of January 12, 2004, listeners may access an archived version of the presentation on the “Investor Relations” page. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation’s largest commercial banking organizations. The Company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust’s Internet address is www.suntrust.com.

###

This press release may contain forward-looking statements, as defined by federal securities law, which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets. SunTrust does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995. For further information regarding SunTrust, please read the SunTrust reports filed with the SEC and available at www.sec.gov.